EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Heat Biologics

Morrisville, NC

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 28, 2019, relating to the consolidated financial statements of Heat Biologics, Inc., appearing in the Company’s Annual Report on Form 10K/A for the year ended December 31, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Raleigh, North Carolina

January 13, 2020